                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              BRUNSWICK BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BRUNSWICK BANCORP
                              439 Livingston Avenue
                         New Brunswick, New Jersey 08901


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 2002


         Notice is hereby given that the Annual Meeting of Shareholders of Brunswick Bancorp (the "Company"), will be held at 3:00 P.M. on Tuesday, April 23, 2002 at the office of Brunswick Bank and Trust Company (the "Bank"), located at 439 Livingston Avenue, New Brunswick, New Jersey 08901, for the purpose of considering and voting upon the following matters:

         1. The election of 12 nominees named in the accompanying Proxy Statement to serve as directors of the Company.

         2.       Such other business as may properly come before the Meeting.

         Shareholders of record at the close of business on March 26, 2002 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the meeting, it is suggested that the enclosed proxy be executed and returned to the Company. You may revoke your proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company.

                                       By Order of the Board of Directors


                                       THOMAS FORNALE, Secretary

April 10, 2002

                  IMPORTANT - PLEASE MAIL YOUR PROXY STATEMENT

         You are urged to sign and return the enclosed Proxy to the Company promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

                                BRUNSWICK BANCORP
                              439 Livingston Avenue
                         New Brunswick, New Jersey 08901

                                 PROXY STATEMENT
                              DATED APRIL 10, 2002

                       GENERAL PROXY STATEMENT INFORMATION

OUTSTANDING SECURITIES AND VOTING RIGHTS

         This Proxy Statement is furnished in connection with the solicitation of the Board of Directors of Brunswick Bancorp (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 3:00 P.M. on Tuesday, April 23, 2002 at the office of Brunswick Bank & Trust Company (the "Bank"), located at 439 Livingston Avenue, New Brunswick, New Jersey 08901. This proxy is first being mailed to shareholders on approximately April 10, 2002.

         The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting was March 26, 2002. Only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting.

         On the record date, 1,904,532 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

         Each share of common stock is entitled to one vote. All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the 12 nominees for director named in this Proxy Statement. Should any other matter properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion.

         At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count in the election of directors. Directors are elected by a plurality of the votes cast. Thus, abstentions and broker non-votes will have no effect on the outcome of the vote to elect directors.

REVOCABILITY OF PROXIES

         Any shareholder given a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivering a later-dated proxy or a written revocation sent to Thomas Fornale, Secretary of the Company, at the office of the Bank, P.O. Box 29, New Brunswick, New Jersey 08903 or by hand delivery to 439 Livingston Avenue, New Brunswick, New Jersey. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Company or the Bank who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The by-laws of the Company provides that the number of directors shall not be less than 5 nor more than 25 and permits the exact number to be determined from time to time by the Board of Directors. The Board has fixed the number of directors at 12.

         It is intended that the persons named in the proxy will vote for the election of the 12 nominees named below to serve as directors. Discretionary authority is solicited to vote for a lesser number of nominees or to vote for the election of a substitute nominee if, for any reason, any nominee is unable to serve or refuses to serve as a candidate for election. The Company has no reason to believe any nominee would not serve if elected.

         The following table sets forth the name and age of the Board's nominees, the nominee's position with the Company, if any, the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director. The nominee's service as a director includes prior service as a director of the Bank.

NAME, AGE AND POSITION            PRINCIPAL OCCUPATIONS                                                   DIRECTOR
WITH COMPANY                      DURING PAST FIVE YEARS                                                  SINCE
----------------------            ------------------------------------------------------------            --------
Bruce Arbeiter, 62                President, Jupiter Equity Group (Real Estate Holding Company)           1981
Phillip W. Barrood, 76            President, Century 21 Barrood (Realty Company)                          2000
Joseph DeMarco, 67                President, High Grade Beverage Company (Beverage Company)               1975
Dominick Faraci, 86               President, D&J Real Estate (Realty Company)                             1975
James V. Gassaro, 58              Attorney at Law                                                         2000
Carmen J. Gumina, 69              Chairman of the Board and Chief Executive Officer,
Chairman of the Board             Brunswick Bank and Trust Company                                        1973
and Chief Executive Officer
Michael Kaplan, 61                President, Kaplan and Sons (Construction Company)                       1980
Richard A. Malouf, 56             President, Malouf Auto Dealerships (Automobile Dealership)              1996
Robert McDaid, 41                 President, Renaissance Properties, Inc. (Construction Company)          2000
Frederick H. Perrine, 75          President, Perrine Pontiac, Inc. (Automobile Dealership)                1975
Gary S. Russo, 47                 President, Rure Associates (Window Contractor)                          2000
Robert P. Sica, 68                President, New Brunswick Plating, Inc. (Metal Finishing Company)        1996

         No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission (the "SEC"). Based on the Company's records and other information the Company believes that all of the reports required to be filed under Section 16(a) were filed on a timely basis with respect to the year ended December 31, 2001.

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Company held two meetings of the Board during 2001.

         The directors of the Company also serve as directors of the Bank. The Board of Directors of the Bank schedules regular meetings every second Tuesday of each month and special meetings as circumstances require. During 2001, the Board of Directors of the Bank held 8 meetings.

         The Bank maintains an Audit Committee, Loan Committee, Finance Committee, Compliance Committee, Nominating Committee, Compensation Committee, Stock Option Committee, and Facilities Committee. The Committee members for each committee were appointed by the Board of Directors at the annual reorganization meeting held by the Board of Directors on May 8, 2001.

         The Loan Committee consists of 3 directors and met 8 times during 2001.

         The Audit Committee of the Bank arranges for the Bank's directors' examination through its independent public accountant, reviews and evaluates the recommendations of the directors' examination and recommends any action to be taken in connection therewith. During 2001, the Audit Committee consisted of 5 directors, Joseph DeMarco, James Gassaro, Gary Russo, Frederick Perrine and Richard Malouf, and met 8 times.

         The Nominating Committee of the Bank recommends a slate of nominees for election as directors. The Nominating Committee consists of 2 directors who in 2000 were Richard Malouf and Frederick Perrine. The Committee met once during 2001. The Nominating Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company no later than December 31, 2002 for consideration in connection with the Company's 2003 Annual Meeting.

         The Compensation Committee recommends wage increases and other compensation for senior officers of the Bank. The Compensation Committee consists of two directors who in 2001 were Frederick Perrine and Robert Sica, and met 2 times.

         The Stock Option Committee recommends any stock option to key employees or board members of the Bank. The Stock Option Committee consists of 3 directors, Robert Sica, Carmen Gumina, and Frederick Perrine and 3 employees, Roman Gumina, Thomas Fornale and John Colligan. This Committee met 1 time in 2001 and the Committee recommended no new stock option plan.

         The Facilities Committee reviews all Bank facilities and makes recommendations on any major improvements and purchases or sales of property. The Facilities Committee consists of 3 directors, Robert Sica, Frederick Perrine and Dominick Faraci. This Committee met 3 times in 2001 and they made one major recommendation. That was the sale and lease back of the Aaron Road, North Brunswick branch.

         During 2001 all directors except Robert McDaid attended at least 75 percent of the aggregate of the total number of Company Board meetings and meetings of committees of the Board on which they served. Mr. McDaid attended 63% of the scheduled meetings.

                             DIRECTORS' COMPENSATION

         There are no director fees for the Company. Director fees for the Bank consist of $400 for each meeting of the Board of Directors attended. Directors who are members of committees of the Bank receive a fee of $125 for each committee meeting attended. Directors who render services in appraising the value of property also receive appraisal fees.

         In addition, on January 1, 2001 each non-employee director (Messrs. Malouf, Arbeiter, Sica, Kaplan, Perrine, DeMarco, McDaid, Russo, Barrood, Gassaro and Faraci) was granted options to purchase 8,500 shares of the Company's common stock at an exercise price of $10.00 per share. All these options are subject to a vesting schedule, wherein 20% of the total amount of options granted to each optionee will become exercisable on each anniversary of the date of grant, with 100% of the options becoming exercisable upon the fifth
(5th) anniversary of the grant date.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                    BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information concerning the beneficial ownership of the Company's common stock, as of February 8, 2002, by each director and by each executive officer of the Company for whom individual compensation information is required to be set forth in the Proxy Statement pursuant to SEC rules (the "Named Officer"), by all directors and executive officers as a group,and by other principal shareholders. The Company knows of no person or group which beneficially owns 5% or more of the Company's stock, except as set forth below.

                                                                 NUMBER OF SHARES               PERCENTAGE
                                                                BENEFICIALLY OWNED (1)           OF CLASS
                                                                ------------------              ----------
Directors, Nominees for Director and Named Officers:
            Bruce Arbeiter                                            40,492(2)                    2.2%
            Phillip W. Barrood                                         2,474(3)                     .1%
            Joseph DeMarco                                            55,150(4)                    2.9%
            Dominick Faraci                                            9,504(5)                     .5%
            James V. Gassaro                                           1,500                        .1%
            Carmen J. Gumina                                         404,281(6)                   21.2%
            Roman T. Gumina                                          197,620(7)                   10.4%
            Michael Kaplan                                            29,780(8)                    1.6%
            Richard A. Malouf                                          4,700                        .3%
            Robert McDaid                                                500                        .1%
            Frederick H. Perrine                                       4,680                        .2%
            Gary S. Russo                                             10,000                        .5%
            Robert P. Sica                                             7,504(9)                     .4%
Directors and Named
Officers as a Group (13 persons)                                     768,185                      40.3%

Other Principal Shareholders:
            Else M. Gumina
            311 Coconut Row
            Palm Beach, FL 33480                                     159,616                       8.4%
            --------------------


         (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

         (2) Of this total, 750 shares are held by Mr. Arbeiter in his name, 31,170 shares are held by Mr. Arbeiter and his wife jointly and 8,572 shares are held by a profit sharing plan for the benefit of Mr. Arbeiter.

         (3) Of this total, 2,362 shares are held by Mr. Barrood in his name and 112 shares are held jointly with his wife.

         (4) Of this total, 14,046 shares are held by Mr. DeMarco in his name, 25,692 shares are held by Mr. DeMarco and his wife jointly, 14,060 shares are held by his wife in her name, and 1,352 shares are held by a company in which he owns a substantial interest.

         (5) Of this total, 4,634 shares are held by Mr. Faraci in his name and 4,870 shares are held jointly with his wife.

         (6) Of this total, 265,526 shares are held by Mr. Gumina in his name, 5,283 shares are held in his account in the Brunswick Bank and Trust Profit Sharing and Cash or Deferred Contribution Plan and 50,000 shares are held in a Restricted Stock Award Plan. Also included in the shares reported for Mr. Gumina are 83,472 shares held in a family trust for his sister. By virtue of Mr. Gumina's service as trustee, it has been asserted that he has beneficial ownership of such shares. He disclaims beneficial ownership of such shares.

         (7) Of this total, 1,400 shares are held by Mr. Gumina in his name, 104,485 shares are held in a family trust, 6,640 shares are held in his account in the Brunswick Bank and Trust Profit Sharing and Cash or Deferred Contribution Plan, 7,474 shares are held in trust for his brother, and 50,000 shares are held in a Restricted Stock Award Plan. Also included in the shares reported for Mr. Gumina are 20,428 shares held by the Profit Sharing Plan (some of which are shown in the table for Directors and Named Officers). By virtue of Mr. Gumina's service as Trustee of the Plan, it has been asserted that he has beneficial ownership of such shares. He disclaims beneficial ownership of such shares.

         (8) Of this total, 24,380 shares are held by Mr. Kaplan in his name and 5,400 shares are held by his wife in her name.

         (9) Of this total, 1,270 shares are held by Mr. Sica in his name and 6,234 shares are held jointly with his wife.

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Company by Carmen
J. Gumina, the Company's CEO and Roman T. Gumina, President who are the only persons that meet the definition of "Named Officer" under the SEC executive compensation disclosure rules. Carmen J. Gumina and Roman T. Gumina are father and son.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                                  -------
                                                                                RESTRICTED
                                                    ANNUAL COMPENSATION            STOCK
                                                   ----------------------          AWARDS          ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR         SALARY ($)       BONUS ($)      (1)($)        COMPENSATION(2)($)
---------------------------           ----         -------         ------         -------        ------------
Carmen J. Gumina, Chairman            2001         250,000         12,500         216,000           135,243
of the Board and CEO                  2000         250,000         10,000         310,900           134,801
of the Company and the Bank           1999         250,000         10,000               0           134,480

Roman T. Gumina,                      2001         205,500         10,300         216,000            87,243
President                             2000         187,500          7,500         310,900            86,801
of the Bank                           1999         169,500          6,800               0            14,480

NOTES

(1) As required by Securities and Exchange Commission rules, the dollar amounts set forth in this column reflect the value of unrestricted stock as of the date of the grants. All restrictions on restricted stock awards lapse at the rate of 10% per year commencing with the first anniversary of the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common stock holders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Brunswick Bancorp Restricted Stock Plan Award. Upon a "change in control" as defined in that plan, all restrictions on shares of restricted stock will lapse and all options will vest in full.

(2) The amount shown for all other compensation represents two other employee benefit plans. In 1988, the Company established the Brunswick Bank and Trust Profit Sharing, and Cash or Deferred Contribution Plan for eligible employees. All employees of the Bank who are 21 years of age or older and have completed one year of continuous service are eligible. The Plan consists of employer contributions and voluntary employee contributions. For the year ended December 31, 2001, the Company contributed $111,001 to the Plan. Carmen J. Gumina received a benefit of $15,243, $14,801 and $14,480 for the years ending 2001, 2000 and 1999 respectively. Roman T. Gumina received a benefit of $15,243, $14,801 and $14,480 for the years ending 2001, 2000 and 1999 respectively.

         Effective as of January 1, 1995, the Company adopted a Non-Qualified Deferred Compensation Plan (the "Plan"). Under the Plan, the Company may award deferred compensation to such key employees and in such amounts as are determined from time to time by the Compensation Committee of the Board of Directors. At the time of each award, the Compensation Committee is to establish a vesting schedule for payment of the compensation on a deferred basis. The contributions made by the Corporation under the Plan are to be held in trust and managed by a plan administrator. For 2001, the only employees granted an award under the Plan were Carmen J. Gumina and Roman T. Gumina. Carmen J. Gumina received a deferred compensation benefit of $120,000 for the last three years, and Roman T. Gumina received a deferred compensation benefit of $72,000 for the years ending December 31, 2001 and 2000.

                          EXECUTIVE COMPENSATION REPORT

         The following report was prepared by the Board of Directors of Brunswick Bancorp.

         Brunswick Bank and Trust is the primary subsidiary of Brunswick Bancorp. The compensation of senior officers of the Bank is determined by, or under the direction of, the full Board of Directors of the Bank. While the Board of Directors of the Bank may set compensation itself, or act through its Compensation Committee, which is currently composed of Directors, Frederick Perrine and Robert Sica, actual practice in recent years has been for the Bank's CEO to set compensation, with the exception of stock options, for all senior officers, including himself, subject to the Board's right to modify or rescind his decisions.

         In determining the compensation of each senior officer for 2001, the CEO based his decisions on the particular officer's responsibilities, background and prior year's performance, as well as the performance of the Bank as a whole and the performance anticipated from the officer during 2002. The Board of Directors of the Bank did not modify or rescind any compensation decisions made by the CEO with respect to 2001.

         During 2001, Carmen J. Gumina's base compensation was set at $250,000 per year. This rate was based on Mr. Gumina's responsibilities, background and performance, and the performance of the Bank as a whole.

         The Bank has a profit sharing and 401K plan for which all employees, including executive officers, are eligible for participation. Vested contributions under this plan are one way in which executive compensation is related to the performance of the Bank as a whole. In 2001, executive officers of the Bank as a group received a total of $33,014 under the plan.

         Effective as of January 1, 1995, the Company adopted the Non-Qualified Deferred Compensation (the "Plan"). The Plan is intended to foster sustained financial growth through the retention of valuable employees. Under the Plan, the Company may award deferred compensation to key employees. For 2001, the Company granted awards of $120,000 and $72,000 under the Plan to Carmen J. Gumina and Roman T. Gumina, respectively.

         In April 2000, the shareholders approved an amendment and restatement of the Brunswick Bancorp 1998 Stock Option Plan now known as the Brunswick Bancorp 2000 Stock Option Plan, and a Restricted Stock Award Plan to key personnel of the Bank. The responsibility for establishing stock option awards and the restricted stock awards rests with the Compensation Committee. The Compensation Committee makes recommendations for awards based upon the following criteria:

         (1) The performance of the officer or employee of the Bank.

         (2) The benefit which the Company has derived as a result of the efforts of the award candidate.

         (3) The Company's desire to encourage long-term employment of the award candidate.

         During the year 2001 no stock options were awarded to Carmen J. Gumina or Roman T. Gumina. The Compensation Committee did issue a restricted stock award to Carmen J. Gumina and Roman T. Gumina of 20,000 shares each. The value of the restricted stock award is indicated in the Executive Compensation summary table.

                   THE BOARD OF DIRECTORS OF BRUNSWICK BANCORP

Bruce Arbeiter                      James V. Gassaro                     Robert McDaid
Phillip W. Barrood                  Carmen J. Gumina                     Frederick H. Perrine
Joseph DeMarco                      Michael Kaplan                       Gary S. Russo
Dominick Faraci                     Richard A. Malouf                    Robert P. Sica


                                AUDIT COMMITTEE

         Beginning in 2000, the Securities and Exchange Commission requires each publicly-registered company to include in its annual proxy statement certain information about its audit committee and a report from that committee. This required information and report are set forth below.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND ITS CHARTER

         Brunswick Bank and Trust Company has a standing Audit Committee. Their Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee is independent, as that term is defined in the listing standards of the American Stock Exchange relating to audit committees.

REPORT OF THE AUDIT AND EXAMINING COMMITTEE

March 12, 2002

         To the Board of Directors of Brunswick Bancorp:

         We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

         We have discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Pubic Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditor the auditor's independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                           Frederick Perrine, Chairman
                                 Joseph DeMarco
                                  James Gassaro
                                   Gary Russo
                                 Richard Malouf

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Among those who served on the board of directors of the Bank during 2001 and thus was ultimately responsible for setting executive officer compensation, Carmen J. Gumina is himself an executive officer of the Bank.

         Mr. Gumina and his associates were customers of and had transactions with the Bank in the ordinary course of business during the year ended December 31, 2001. Similar transactions may be expected to take place with the Bank in the future. Outstanding loans and commitments made by the Bank in transactions with Mr. Gumina and his associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features.

         The Bank leases two of its operating locations from Cardal Associates LLC and Aaron Road Associates LLC. Carmen J. Gumina, CEO and Chairman of the Board of the Company, is the sole principal owner of these companies. Rent paid to these two companies by the Bank totaled $402,122 for the year ended December 31, 2001. The Company anticipates a rental amount relatively unchanged for 2002.

         The Bank performs servicing of three loans, which are owned by Carmen
J. Gumina, CEO and Chairman of the Board of the Company. As of December 31, 2001, loans serviced for Carmen J. Gumina totaled $995,956. The loan participation sold and the servicing performed is done on substantially the same terms as those prevailing at the time for comparable transactions with other parties.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

         The Company has had, and may be expected to have in the future, transactions with directors, principal officers, their immediate families, and affiliated companies in which directors are principal stockholders (commonly referred to as related parties). The Bank has made loans to its directors and officers and their associates. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Other material transactions are described above under the caption "Compensation Committee Interlocks and Insider Participation."

                                PERFORMANCE GRAPH

         This graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 1996 in: (a) Brunswick Bancorp common stock; (b) the Standard & Poor's (S&P) 500 Stock Index; and (c) SNL Securities less than $250 million Bank Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends, (stock or cash) and increases or decreases in the market price of the stock.

                             INDEX OF TOTAL RETURNS
                 BASED ON DIVIDENDS AND MARKET PRICE OF STOCK -
                      DOES NOT REFLECT EARNINGS PERFORMANCE

                     [TOTAL RETURN PERFORMANCE LINE GRAPH ]

BRUNSWICK BANCORP
COMPUTATION OF GROWTH
DECEMBER 31, 2001
                          31-Dec-96   31-Dec-97   31-Dec-98   31-Dec-99   31-Dec-00   31-Dec-01
                          ---------   ---------   ---------   ---------   ---------   ---------
BEGINNING SHARE PRICE          7.50        7.50       13.00       16.00       11.50       12.00
ENDING SHARE PRICE             7.50       13.00       16.00       11.50       12.00       11.90
DIVIDENDS
  DATE
  PER SHARE
  TOTAL
  MARKET AT THAT DATE

INVEST $100
BEGINNING
  MARKET                                 100.00      173.29      213.28      180.90      188.76
  # SHARES                                13.33       13.33       13.33       15.73       15.73

DIVIDEND REINVESTMENT
  MARKET
  # SHARES                                                         2.40

ENDING
  MARKET                     100.00      173.29      213.28      180.90       188.76    187.19
  # SHARES                    13.33       13.33       13.33       15.73        15.73     15.73

 ==============================================================================================
| INDEX                        1996        1997        1998        1999         2000      2001 |
|                              ----        ----        ----        ----         ----      ---- |
| Brunswick Bancorp          100.00      173.29      213.28      180.90       188.76    187.19 |
| S&P 500                    100.00      122.86      163.86      210.64       254.97    231.74 |
| SNL<$250M Bank Index       100.00      126.34      206.17      195.98       172.09    170.38 |
 ==============================================================================================

                          INDEPENDENT PUBLIC ACCOUNTANT

         Michael R. Ferraro, Certified Public Accountant, and its predecessor firms, have served as the Bank's and the Company's independent public accountants since 1978. Michael R. Ferraro, Certified Pubic Accountant, audited the Company's 2001 financial statements. Selection of the Company's independent public accountants for the 2002 fiscal year will be made by the Board of Directors subsequent to the Annual Meeting.

         A representative of Michael R. Ferraro, Certified Public Accountant, will be present at the Annual Meeting to be available to answer appropriate questions and will have the opportunity to make a statement if he so desires.

                                   AUDIT FEES

         The fees billed for services rendered for Brunswick Bancorp by Michael
R. Ferraro, Certified Public Accountant for the year 2001 were as follows:

         Audit Fees                                    $57,001
         All Other Fees                                $22,100

         The Audit Committee has considered whether the provision of the services covered under the caption "All Other Fees" above is compatible with maintaining the outside auditor's independence.

                              SHAREHOLDER PROPOSALS

         New Jersey corporate law requires that the notice of a regular or special shareholders' meeting specify the purposes of the meeting. Thus, a shareholder proposal must be referred to in the Company's notice of the meeting for the proposal to be validly considered at an annual meeting.

         Any shareholder who wishes to have a proposal included in the Company's notice of shareholders' meeting, proxy statement and proxy card for its 2003 annual meeting must submit the proposal to the Secretary of the Company by the applicable deadline. The deadline is December 1, 2002, subject to change as noted below.

         If the Company changes its 2003 annual meeting date to a date more than 30 days from the date of its 2002 annual meeting, then the deadline will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes its meeting date and alters the deadline, the Company will specify the new deadline in Item 5 of its first Form 10-Q filed with the SEC after the date change. If it is not practical to use the 10-Q to inform shareholders, the Company will inform its shareholders about the change in another way.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendations of the Board of Directors.

         Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it to the Company in the enclosed envelope.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Carmen J. Gumina
                                       Chairman of the Board

New Brunswick, New Jersey
April 10, 2002

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCEPT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO MR. THOMAS FORNALE, SECRETARY, BRUNSWICK BANCORP, 439 LIVINGSTON AVENUE, NEW BRUNSWICK, NEW JERSEY 08901.



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